EXECUTION VERSION

ALLONGE TO NOTE

This Allonge is to be firmly affixed and attached to the Note as a part thereof.

July 27, 2007

A. LASALLE BANK NATIONAL ASSOCIATION as Trustee under that certain Pooling and Servicing Agreement date as of May 13, 2004, for the Registered Holders of Greenwich Capital Commercial Funding Crop. Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1 (“Lender”) is the owner and holder of that certain Deed to Secure Debt Note dated as of December 30, 2003 (the “Note”), evidencing a loan (the “Loan”) in the original principal amount of $6,000,000.00 made by GWINNETT PROFESSIONAL CENTER, LTD., a Georgia limited partnership (“Original Borrower”), in favor of ARCHON FINANCIAL, L.P., a Delaware limited partnership (“Original Lender”).

B. Pursuant to that certain Deed to Secure Debt, Assignment of Rents and Security Agreement of even date with the Note (the “Mortgage”), Original Borrower mortgaged, gave, granted, bargained, sold, conveyed, confirmed, pledged, assigned and hypothecated all of its right, title and interest in, to and under the property described in the Mortgage (the ‘Mortgaged Property”). The Note, Mortgage and all other documents executed in connection with the Loan are collectively referred to as the “Loan Documents”.

C. Original lender transferred, assigned and conveyed all of its right, title and interest in and to the Loan Documents to Lender, and Lender is the current holder of Original Lender’s interest in the Loan and the Loan Documents.

D. Original Borrower, with the consent of Lender, has transferred the Mortgaged Property to NNN HEALTHCARE/OFFICE REIT GWINNETT, LLC, a Delaware limited liability company (“Assuming Borrower”), subject to the Mortgage and the other Loan Documents, and Assuming Borrower has assumed each and every obligation of Original Borrower under the Loan Documents. In connection therewith, Original Borrower and Assuming Borrower and the other parties named therein executed and delivered to Lender a Loan Assumption and Substitution Agreement (the “Assumption Agreement”) of even date herewith.

FOR VALUE RECEIVED, Assuming Borrower represents, warrants and agrees in favor of Lender and its successors and assigns, under the Note made by Original Borrower, to which this Allonge is attached, as follows:

1. Confirmation of Recitals. Each of the foregoing statements is incorporated herein and is made a part hereof.

2. Loan Terms to Remain Same. The terms of the Note including, without limitation, the rate of interest accrual and the amount of monthly installments due thereunder, are unchanged and shall remain in full force and effect, enforceable against Assuming Borrower in accordance therewith.

3. Confirmation of Obligations. Assuming Borrower hereby confirms its obligation to pay, perform and discharge each and every obligation of payment and performance under and pursuant to the Note in accordance with its terms.

4. Miscellaneous. This Allonge shall be interpreted, construed and enforce according to the laws of the State where the Mortgage Property is located, and shall be binding upon and inure to the benefit of Assuming Borrower and Lender and their respective heirs, personal representatives, legal representatives, successors-in-title and assigns whether by voluntary action of the parties or by operation of law.

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IN WITHNESS WHEREOF, the undersigned has executed and delivered this Allonge to the Note as of the date first set forth above.

ASSUMING BORROWER:

NNN HEALTHCARE/OFFICE REIT
GWINNETT, LLC, a Delaware limited liability
company

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Authorized Signatory